Exhibit 99.1

Advanced Cell Technology Secures New $35 Million Funding Commitment from Lincoln Park Capital

Financing Commitment Puts Company on Firmer Financial Footing as it Continues Progress with Three Ongoing Phase I/II Clinical Trials and Other Promising Pipeline Program Opportunities

MARLBOROUGH, MA – Sept. 20, 2012. Advanced Cell Technology, Inc. (“ACT”; OTCBB: ACTC), a leader in the field of regenerative medicine, announced today that it has entered into a $35 million common stock purchase agreement with Lincoln Park Capital Fund, LLC (“Lincoln Park Capital”) a Chicago-based institutional investor. Upon executing the agreement, Lincoln Park Capital made an initial purchase of $800,000 in common stock from the Company at a purchase price of $0.08 per share. The Company has agreed to file a registration statement with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that may be issued to Lincoln Park Capital under the terms of the common stock purchase agreement. After the SEC has declared the registration statement related to the transaction effective, the Company has the right at its sole discretion over a period of three years to sell up to an additional $34.2 million of its common stock to Lincoln Park Capital under the terms set forth in the agreement. Proceeds from this transaction will be used to fund the company’s clinical activities, including its three ongoing Phase I/II clinical trials for forms of macular degeneration, for development of its other clinical activities, and for general corporate purposes.

“We are most pleased about this financing agreement, as it has a number of notable benefits for the company,” commented Gary Rabin, chairman and CEO of ACT. “Lincoln Park Capital is an excellent partner for us with a great track record and a long-term commitment to the life sciences field. This transaction offers the Company a very cost efficient and readily available form of financing. The $35 million available under the agreement equates to more than two years of funding for the Company, even assuming no other sources of capital. It was a priority for us to complete a new financing by year-end, as we never again want to be in a position to have to go looking for capital from a position of distress or weakness. This agreement strengthens our balance sheet allowing us to focus on advancing our clinical programs, pursuing strategic partnerships, and other long-term objectives.”

Under the terms of the agreement, there are no upper limits to the price that Lincoln Park Capital may pay to purchase the Company’s common stock and this transaction in no way impedes or changes the Company’s goal of completing a reverse split and national listing. The Company plans to continue pursuing its stated corporate milestones of achieving a national listing and pursuing the optimal corporate partnerships for its programs. The Lincoln Park financing commitment simply strengthens the Company’s balance sheet and makes available an additional source of funding. In consideration for entering into the $35 million agreement, the Company has issued additional shares to Lincoln Park Capital as a commitment fee. Under the terms of the agreement, Lincoln Park Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.

Josh Scheinfeld, Managing Member of Lincoln Park Capital, said, “We are very pleased to be entering into this agreement with Advanced Cell Technology. We at Lincoln Park have been following the progression of the Company over the past several years and are excited to be making this investment. We are impressed by the Company’s technology and the clinical data that has been published to date.”

Additional details regarding the financing are included in a Current Report on Form 8-K filed on September 19, 2012 by the Company with the Securities and Exchange Commission.

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc., is a biotechnology company applying cellular technology in the field of regenerative medicine. For more information, visit www.advancedcell.com.

About Lincoln Park Capital Fund, LLC (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.LincolnParkCapital.com.

Forward-Looking Statements
Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-K for the year ended December 31, 2011. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. There can be no assurance that the Company’s clinical trials will be successful.

The offer and sale of the shares of the Company’s common stock issuable under the facility have not been registered under the Securities Act of 1933, as amended. Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to file within 20 business days a registration statement on Form S-1, covering the resale of the common stock issued and issuable in accordance with the terms of the facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Contact:

Investors:
CEOcast, Inc., James Young, 212-732-4300

Press:
ACT Corporate Communications, Bill Douglass, 646-450-3615
or:
Russo Partners, Martina Schwarzkopf, Ph.D., 212-845-4292